UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 4, 2021 (June 2, 2021)
Commission File Number 1-3671
GENERAL DYNAMICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			13-1673581
State or other jurisdiction of incorporation or organization			I.R.S. Employer Identification No.

11011 Sunset Hills Road	Reston,	Virginia	20190
Address of principal executive offices			Zip code

(703) 876-3000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On June 2, 2021, the Board of Directors (the “Board”) of General Dynamics Corporation (the “Corporation”) amended and restated the Corporation’s bylaws to add an exclusive forum provision as new Article XII. Under new Article XII, unless the Corporation consents in writing to the selection of an alternative forum: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the Bylaws, or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, the federal district court for the District of Delaware. In addition, under new Article XII, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
The amendments also provide that the registered office and registered agent of the Corporation shall be as stated in the Certificate of Incorporation of the Corporation; articulate the Board’s authority to postpone, reschedule or cancel a meeting of stockholders that had previously been scheduled by the Board; provide that the number of nominees that a stockholder seeking to nominate persons for election to the Board under the advance notice provision may not exceed the number of directors to be elected at the meeting; clarify that the voting standard for all matters submitted to the stockholders is the affirmative vote of the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on the matter unless a different or minimum vote is required by the Certificate of Incorporation of the Corporation, the Bylaws, the rules and regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter; expand the manner in which two or more funds may qualify as one stockholder for purposes of the proxy access provision; provide that whenever stockholders are required to deliver a document or information to the Corporation under the advance notice provision or the proxy access provision (other than a notice provided under Section 14a-8 of the Securities Exchange Act of 1934, as amended) such document or information shall be in writing exclusively and shall be delivered exclusively by hand or by certified or registered mail, return receipt requested; clarify the means by which notice of Board meetings may be provided to members of the Board; and clarify that a quorum of the Board may not be less than one-third of the total number of directors.
Finally, the amendments include other changes intended to clarify and conform various provisions of the Bylaws to the General Corporation Law of the State of Delaware and to other provisions of the Bylaws and to make certain non-substantive changes and updates.
The foregoing summary is qualified in its entirety by reference to the text of the Amended and Restated Bylaws of the Corporation, filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d)     Exhibits

3.2	Amended and Restated Bylaws of General Dynamics Corporation (as amended effective June 2, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL DYNAMICS CORPORATION

	by	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos Senior Vice President, General Counsel and Secretary (Authorized Officer)

Dated: June 4, 2021